Exhibit 99.1

CERTIFICATION

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. §1350, as adopted), Michael M. Wick, M.D., Ph.D., the Chief Executive Officer of Telik, Inc. (the “Company”), and Cynthia M. Butitta, the Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

1.	The Company’s Annual Report on Form 10-K for the period ended December 31, 2002, to which this Certification is attached as Exhibit 99.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated:  March 10, 2003

/s/ MICHAEL M. WICK	/s/ CYNTHIA M. BUTITTA
Michael M. Wick, M.D., Ph.D.	Cynthia M. Butitta
Chief Executive Officer	Chief Operating and Chief Financial Officer